EXHIBIT 10.15
AMENDED AND RESTATED MORTGAGE NOTE

$2,805,000	April 30, 2008
     FOR VALUE RECEIVED, SIGMATRON INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as “Borrower”), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, at its office at 135 South LaSalle Street, Chicago, Illinois 60603 (hereinafter sometimes referred to as the “Lender”), or such other place as the holder hereof may designate in writing, in the manner provided hereinafter and in the Mortgage securing this Note, the original principal sum of Two Million Eight Hundred Five Thousand and 00/100 Dollars ($2,805,000.00) on or before April 30, 2013, with interest from the date of first disbursement hereunder on the balance of principal remaining from time to time outstanding at the rate of five and 59/100 percent (5.59%) per annum (the “Interest Rate”). Capitalized terms used herein but not otherwise defined will have the meanings assigned to such terms on Exhibit A attached hereto and made a part hereof. Principal and interest shall be payable hereunder as follows:
     (1) interest shall be due on the first date of disbursement for the period of time commencing with said disbursement date through the end of the month in which the disbursement date shall have occurred;
     (2) monthly installments of interest payable on the outstanding principal balance at the Interest Rate on the first day of each and every month thereafter to and including April 1, 2013;
     (3) monthly installments of principal in the amount of $11,687.50 beginning June 1, 2008 and on the first day of each and every month thereafter to and including April 1, 2013;
     (4) a final payment of all outstanding principal, interest, and all other sums due and owing pursuant hereto and to the Mortgage and all other documents executed and delivered to secure the principal amount hereof, on April 30, 2013 (“Maturity Date”).
     After the Maturity Date, whether by acceleration or otherwise, interest shall accrue on the balance of principal remaining from time to time outstanding at the rate per annum of three percent (3%) above the Interest Rate (the “Default Rate”).
     In addition to the payment of default interest as provided above, in the event Borrower fails to make any payment due under this Note within 10 days after the due date therefor and such failure shall continue for three (3) days after written notice thereof to Borrower, Lender, at its sole election and in its sole discretion, may collect from the Borrower a “Late Charge” of five cents ($0.05) for each one dollar ($1.00) of such delinquent payment to reimburse Lender for the extra administrative cost and expense involved in handling the late payment. Lender’s acceptance of any Late Charge payment shall not constitute a waiver of any of its rights or remedies or of any default which may then or thereafter occur or exist hereunder.
     All payments on account of the indebtedness evidenced by this Note shall be first applied to interest on the unpaid balance, then to principal, then to escrow deficiencies, if any, and the remainder to late charges and costs advanced by Lender. Interest shall be payable on the basis of a year consisting of 360 days and charged for the number of days actually elapsed. The date of the first disbursement hereunder shall be the date upon which the first proceeds evidenced by this Note are disbursed pursuant to the direction of the Borrower hereof.
     The Borrower’s Obligations under this Note are secured by (the “Collateral”) (i) a Mortgage and Security Agreement (the “Mortgage”) on commercial property located in Cook County, Illinois commonly known as 2201 Landmeier Road, Elk Grove Village, Illinois (the “Premises”), (ii) an Assignment of Leases and Rents, and (iii) an Environmental Indemnity Agreement, each dated as of November 17, 2003 from the Borrower to the Lender (which documents, together with the Mortgage and all other documents relating to this loan executed by Borrower, together with all amendments, modifications and restatements of any of the foregoing, are collectively referred to as the “Loan Documents”). Borrower may also from time to time enter into certain Hedging Agreements at its election which shall also constitute Loan Documents hereunder and constitute part of Borrower’s Obligations. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents, which are to be kept and performed by Borrower thereunder are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them or cause them to be kept and performed, strictly in accordance with their terms.
     Provided that no Event of Default then exists hereunder, the Borrower may voluntarily prepay the principal balance of this Note, in whole or in part, at any time on or after the date hereof, subject to the following conditions:
     (A) Not less than thirty (30) days prior to the date upon which the Borrower desires to make such prepayment, the Borrower shall deliver to the Bank written notice of its intention to prepay this Note, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the “Term Loan Prepayment Date”);
     (B) The Borrower shall pay to the Bank, concurrently with such prepayment, a prepayment premium (the “Term Loan Prepayment Premium”) equal to the lesser of (1) the Yield Amount (as hereinafter defined), and (2) the Fixed Amount (as hereinafter defined), provided, however, no Term Loan Prepayment Premium shall be owing if such prepayment is made on or after the date which is ninety (90) days prior to the Maturity Date; and
     (C) The Borrower shall pay to the Bank all accrued and unpaid interest on this Note through the date of such prepayment on the principal balance being prepaid. Each prepayment of this Note shall be applied to the scheduled installments of this Note in inverse order of maturity.
     The Borrower acknowledges that this Note was made on the basis and assumption that the Bank would receive payments of principal and interest set forth herein for the full term thereof. Therefore, whenever the maturity hereof has been accelerated by the Bank by reason of the occurrence of an Event of Default, there shall be due, in addition to the outstanding principal balance, accrued interest and other sums due hereunder, the Term Loan Prepayment Premium. If prior to the Maturity Date, an Event of Default exists and the Bank elects to declare this Note immediately due and payable, the tender of payment by the Borrower prior to the exercise of the Bank’s remedies against the Collateral shall be deemed to be an evasion of this prepayment provision, and such payment, to the extent permitted by law, must also include liquidated damages in the amount of the Term Loan Prepayment Premium, it being acknowledged by the Borrower that the Bank’s actual damages in the event of such evasion are now and will then be impossible to ascertain. No principal prepayment shall extend or postpone the due date of any subsequent installment of principal or interest arising under this Note. The Borrower hereby expressly agrees to pay the Term Loan Prepayment Premium upon the voluntary or involuntary prepayment of this Note, and acknowledges the Bank’s agreement to make the loan hereunder on the terms contained herein constitutes adequate consideration for the Term Loan Prepayment Premium.
     For purposes of this Note, the “Fixed Amount” shall mean Eighty-One Thousand Dollars ($81,000), and the “Yield Amount” shall be the amount calculated as follows:
     (A) The Bank shall first determine, as of the Term Loan Prepayment Date, the amount, if any, by which the Interest Rate exceeds the yield to maturity percentage (the “Current Yield”) for the United States Treasury Security closest in maturity to the Maturity Date as published in The Wall Street Journal on the fifth Business Day preceding the Term Loan Prepayment Date. If publication of (1) The Wall Street Journal, or (2) the Current Yield of the Treasury Security in The Wall Street Journal is discontinued, the Bank, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield;
     (B) The difference calculated pursuant to clause (A) above shall be multiplied by the amount prepaid;
     (C) The product calculated pursuant to clause (B) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (1) the number of days from and including the Term Loan Prepayment Date to and including the Maturity Date, by (2) 365; and
     (D) The product calculated pursuant to clause (C) above shall be discontinued at the annual rate of the Adjusted Current Yield (where the “Adjusted Current Yield” means the Current Yield adjusted to reflect the difference in timing of semi-annual payments of interest on the Treasury Security and monthly payments under this Note) to the present value thereof as of the Term Loan Prepayment Date, on the assumption that such sum would be received in equal monthly installments on each monthly anniversary of the Term Loan Prepayment Date prior to the Maturity Date, with the final such installment to be deemed received on the Maturity Date;
provided that the Borrower shall not be entitled in any event to a credit against, or a reduction of, the indebtedness being prepaid if the Adjusted Current Yield exceeds the Interest Rate or for any other reason.

     Borrower covenants and agrees with Lender as follows:
(i)	Reporting Requirements. To maintain a system of accounting in accordance with GAAP consistently applied with respect to all dealings or transactions in relation to its business and activities, and Borrower shall furnish to Lender:
(a)	as soon as available and in any event within thirty (30) days after the end of each month, an internally prepared consolidated and consolidating balance sheet of Borrower as at the end of such month and the related consolidated and consolidating statements of net earnings and stockholders’ equity and consolidated and consolidating statements of cash flows of Borrower for such month and for the portion of the fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP, by the Chief Financial Officer;

(b)	as soon as available, copies of the periodic Form 10-Q quarterly report or comparable successor report filed by Borrower with the Securities and Exchange Commission or any successor agency;

(c)	as soon as available, copies of the Form 10-K Annual Report or comparable successor report filed by Borrower with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within ninety (90) days after the close of each fiscal year of Borrower, Borrower shall immediately deliver to Lender a balance sheet and the related consolidated and consolidating statements of operations and stockholders’ equity and consolidated and consolidating statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis as of the end of such fiscal year, fairly and accurately presenting the financial condition of Borrower and its Subsidiaries on a consolidated basis as at such date and the results of operations of Borrower and its Subsidiaries for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited by BDO Seidman or the successor independent accounting firm responsible for auditing Borrower’s financial statements as reasonably acceptable to Lender (the “Accountants”); and

(d)	concurrently with the delivery of the reports and/or financial statements referred to in Sub-paragraphs (b) and (c) above, a compliance certificate duly completed and executed by either the President or the Chief Financial Officer of Borrower (a) stating that Borrower has observed and performed all of its covenants and other agreements and satisfied every condition, contained in this Note and all other Loan Documents to which Borrower is a party to be observed, performed or satisfied by it and that such officer has no knowledge of any Event of Default except as specified in such certificate, (b) stating that, to the best of such officer’s knowledge, all such financial statements are complete and correct in all respects and have been prepared in accordance with GAAP consistently applied throughout the periods reflected therein, subject to normal year-end adjustments, and (c) showing calculations of compliance with the financial covenants set forth below.
(ii)	Financial Covenants. To maintain the following financial covenants:
(a)	Maintain an Interest Coverage Ratio, tested quarterly at the end of each fiscal quarter on a year to date basis, of at least 2.25:1.0.

(b)	Maintain a Leverage Ratio, tested quarterly at the end of each fiscal quarter on a year to date basis, of not more than 2.15:1.00.

(c)	Not permit the aggregate amount of Capital Expenditures to exceed (i) $4,700,000 for the fiscal year ended April 30, 2007 and (ii) $3,250,000 for each fiscal year ended thereafter (in each case, excluding any Capital Expenditures associated with Borrower’s plant located in China).

(d)	Maintain EBITDA of not less than $6,500,000 measured quarterly on a rolling twelve month period.
(iii)	OFAC; Bank Secrecy Act. The Borrower shall (a) ensure, and cause each subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower or any subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

(iv)	Customer Identification — USA Patriot Act Notice. The Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Bank to identify the Borrower in accordance with the Act. The Borrower hereby agrees to cooperate with Bank in complying with the Act.
     It shall be an event of default (“Event of Default”) if any one or more of the following events, conditions or acts shall occur:
A.	The Borrower defaults in the timely payment of any amount due hereunder; or

B.	The Borrower fails or neglects to comply with or to perform in accordance with any representation, warranty, covenant, condition or other provision contained hereunder (other than a payment default hereunder which is governed by paragraph A. above) and such default shall continue after 30 days’ prior written notice to Borrower; or

C.	The Borrower fails or neglects to comply with or to perform in accordance with any representation, warranty, covenant, condition or other provision contained herein or in any of the other Loan Documents and such default is not cured within any applicable cure or grace period if any; or

D.	Any statement, application or agreement furnished at any time or from time to time to the Lender by the Borrower is false or incorrect in any material respect; or

E.	Any acceleration of any other indebtedness due and owing to Lender, its affiliates or any syndicate of banks of which Lender is a party shall occur.
     At any time after an Event of Default, the entire unpaid principal balance of this Note, together with interest accrued thereon, shall, at the election of the Lender, without notice of such election and without demand or presentment, become immediately due and payable, anything contained herein or in the Loan Documents to the contrary notwithstanding, and the principal balance so accelerated and declared due as aforesaid shall thereafter bear interest at the Default Rate and in which event the Maturity Date shall be deemed to be the date of such acceleration.
     The remedies of the holder hereof as provided in this Note, the Mortgage or any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against Borrower, any property given as collateral for the indebtedness evidenced hereby, and/or any other security at the sole discretion of the holder hereof.
     Borrower and any endorsers, sureties or guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be joint and several and shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewals, waiver or modification granted or consented to by the holder hereof; and Borrower and all endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder. Borrower hereby authorizes the Lender or any subsequent holder of this Note, after any Event of Default hereunder or pursuant to the Mortgage or any of the other Loan Documents, to apply any money or other property which the Lender or the holder hereof may have or hold on deposit or otherwise for Borrower towards the payment of this Note, whether the same is due or not, and by execution hereof Borrower hereby specifically pledges and grants to the Lender a security interest in any money or other property which the Lender may have or hold on deposit for Borrower.

     The Lender or any holder hereof shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. A waiver with respect to any one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.
     Subject to the Mortgage, any sale, conveyance or transfer of any right, title or interest in the Premises or any portion thereof, without the prior written approval of the Lender or the holder of this Note, or any sale, transfer or assignment of all or any part of the beneficial interest in any trust holding title to the Premises without the prior written approval of the Lender or the holder of this Note, or any financing which results in a lien upon the Premises without the prior written approval of the Lender or the holder of this Note, or the execution and delivery of any contract or other agreement to do any of the aforesaid things, shall constitute an immediate default hereunder, and upon any such default, the Lender or the holder hereof may declare the entire indebtedness evidenced by this Note to be immediately due and payable and foreclose the Mortgage and/or exercise any other remedies available to it under the Mortgage or any of the other Loan Documents securing this Note immediately or at any time during the continuance of the default. The acceptance of any payment due hereunder after any such sale, transfer or assignment shall not be deemed as the consent of the Lender to any such sale, transfer or assignment.
     All rights, powers and remedies of Lender expressed herein shall be in addition to, and not in limitation of, those provided by law relating to any of the Obligations or any security therefore including, without limitation, the Premises. In addition to all other rights possessed by it, Lender may, except as specifically set forth below, whether before or after an Event of Default, at its sole discretion, and without notice to the Borrower grant any releases, compromises or indulgences with respect to the Obligations, or any extension or renewal thereof, or any security therefore, or to any obligor hereunder or thereunder.
     In order to cause timely payment to be made to bank of all Borrower’s Obligations as and when due, Borrower hereby authorizes and directs Lender, at Lender’s option, to debit the amount of such Obligations to any ordinary deposit account of Borrower.
     The Borrower shall pay or reimburse Lender for all costs, fees, and expenses incurred by Lender, or for which Lender becomes obligated, in connection with the negotiation, preparation, and closing of this Note and the other Loan Documents, together with all reasonable attorneys’ fees and expenses of Lender’s counsel, search fees and taxes payable in connection with any of the foregoing.
     If at any time or times hereafter the Lender or the holder of this Note employs counsel to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Note, or to attempt to collect this Note from or to enforce this Note against the undersigned Borrower, then, in any such events, all reasonable attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto, shall be an additional liability owing hereunder by the Borrower to the Lender or the holder of this Note payable on demand.
     The proceeds of the loan evidenced by this Note will be used solely for the purposes specified in Section 205/4, Paragraph 1(c) of Chapter 815 of the Illinois Compiled Statutes, as

amended, and the principal amount hereof is for a business loan which comes within the purview of such Section. Borrower agrees that the obligation evidenced by this Note is an exempted transaction under the Truth in Lending Act, 15 U.S.C., Section 1601, et seq.
     Whenever possible, each provision of this Note and each of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note, the Mortgage or any of the other Loan Documents shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the provisions of this Note, the Mortgage or the other Loan Documents.
     This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, by the statutes, laws, and decisions of the State of Illinois. This Note is submitted to the Lender at Chicago, Illinois and shall be deemed to have been made thereat.
     All notices or other communications hereunder to either party shall be (a) in writing and, if mailed, shall be deemed to be given on the third Business Day after the date when deposited in the United States Mail, by Registered or Certified Mail, postage prepaid, or if personally delivered, shall be deemed given upon delivery, addressed as provided hereinafter, or (b) sent by facsimile (effective upon confirmation of transmissions), and (c) addressed:

If to Borrower:	Sigmatron International, Inc.
2201 Landmeier Road
Elk Grove Village, Illinois 60007
Attn: Gary R. Fairhead
Fax No. (847) 956-8709

with a copy to:	Henry J. Underwood, Jr., Esq.
Defrees & Fiske
200 South Michigan Avenue, Suite 1100
Chicago, Illinois 60604
Telecopier No.: (312) 939-5617
Telephone No.: (312) 372-4000

If to Lender:	LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attn: Eileen Roethler
Telephone No. (312) 992-5292

with a copy to:	Matthew T. O’Connor, Esq.
Vedder Price P.C.
222 N. LaSalle Street, Suite 2600
Chicago, Illinois 60601
Fax No.(312) 609-5005

or to either party at such other addresses as such party may designate in a written notice to the other party. “Business Day” shall mean any day, when Lender is open for business other than Saturday, Sunday or any other day on which national banks in Chicago, Illinois are not open for business.
     This Note may not be amended, modified or changed, except only by an instrument in writing, signed by the party against whom enforcement of any amendment, modification, change or discharge is sought.
     THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF BORROWER AND LENDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, OR, AT THE SOLE OPTION OF LENDER IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.
     TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER WITH RESPECT TO THIS NOTE, OR THE TRANSACTION RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE A COPY OF THIS EXECUTED NOTE WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
     This Note replaces in its entirety and is in substitution for but not in payment of that certain Mortgage Note dated as of November 17, 2003 (the “Prior Note”) made by the Borrower in favor of the Bank in the original principal amount of $3,600,000 and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note; provided, however, that all outstanding indebtedness, including, without limitation, principal and interest under the Prior Note up to the amount of this Note as of the date of this Note is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.
[SIGNATURE PAGE FOLLOWS]

(Signature Page to Amended and Restated Mortgage Note)
     IN WITNESS WHEREOF, the Borrower has executed this Amended and Restated Mortgage Note as of the date and year first above stated.

SIGMATRON INTERNATIONAL, INC.
By:	/s/ Linda K. Blake
Its: CFO